As filed with the Securities and Exchange Commission on May 8, 1998
                                                              File No. 333-43333
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             Registration Statement
                                      Under
                           the Securities Act of 1933
                                 ---------------
                             TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

                                     BERMUDA
                          (State or other jurisdiction
                        of incorporation or organization)
                                 NOT APPLICABLE
                                  (IRS Employer
                               Identification No.)

                              THE GIBBONS BUILDING
                           10 QUEEN STREET, SUITE 301
                             HAMILTON HM11, BERMUDA
                                 (441) 292-8374
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                  ONE TYCO PARK
                           EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             JOSHUA M. BERMAN, ESQ.
                        KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         POST-EFFECTIVE AMENDMENT NO. 2


         Tyco International Ltd. (the "Registrant") hereby amends the Registrant's Registration Statement on Form S-3, File No. 333-43333, for the purpose of filing the revised tax opinions of Appleby, Spurling & Kempe, Kramer, Levin, Naftalis & Frankel, and Allen & Overy, included herewith respectively as Exhibits 8.1, 8.2 and 8.3.

ITEM 16.  EXHIBITS

1     -   Form of Underwriting Agreement  (incorporated by reference as Exhibits to the Registrant's Current Report on Form 8-K filed on March 6, 1998)

3.1   -   Memorandum of Association (as altered) of the Registrant (incorporated by reference as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992)

3.2 - Certified copy of a resolution approved at the Annual General Meeting of common shareholders of ADT Limited held on October 12, 1993, approving an increase in the authorized common share capital of ADT Limited from $19.5 million to $22.0 million (incorporated by reference as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993)

3.3 - Certified copy of a resolution approved at a special meeting of common shareholders of the Registrant held on July 2, 1997, approving the consolidation and division of the common shares of $0.10 of the Registrant into new common shares of $0.20 each and increasing the authorized number of common shares to 750,000,000**

3.4   -   Certificate of Incorporation on Change of Name (previously filed as an
          Exhibit to the Registrant's  Current Report on Form 8-K filed July 10,
          1997)

3.5   -   Bye-Laws of the Registrant (incorporated by reference as an Exhibit to the Registrant's Registration Statement on Form S-3 filed on April 23,
          1998)

4.1   -   Rights  Agreement  between  Registrant and Citibank,  N.A. dated as of
          November 6, 1996 (previously filed as an Exhibit to Registrant's Form 8-A dated November 12, 1996)

4.2 - First Amendment between Registrant and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between Registrant and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Registrant's Form 8-A/A dated March 3, 1997)

4.3 - Second Amendment between Registrant and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between Registrant and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Registrant's Form 8-A/A dated July 2, 1997)

4.4   -   Form of Share Purchase Contract*

4.5   -   Form of Indenture**

4.6   -   Form of Pledge Agreement*

4.7   -   Form of Common Share Certificate**

5.1   -   Opinion of Appleby, Spurling & Kempe**

5.2   -   Opinion of Kramer, Levin, Naftalis & Frankel**

8.1   -   Tax Opinion of Appleby, Spurling & Kempe

8.2   -   Tax Opinion of Kramer, Levin, Naftalis & Frankel

8.3   -   Tax Opinion of Allen & Overy

12    -   Statement of Computation of Ratio of Earnings to Fixed Charges**

23.1  -   Consent of Coopers & Lybrand**

23.2  -   Consent of Coopers & Lybrand L.L.P.**

23.3  -   Consent of Arthur Andersen LLP**

24    -   Power of Attorney**

25    -   Statement of Eligibility of Trustee on Form T-1**

---------------
* To be filed by amendment or under cover of Form 8-K and incorporated herein by reference.


**   Previously filed.

                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 8th day of May, 1998.

                                                TYCO INTERNATIONAL LTD.


                                                By:  /s/ MARK H. SWARTZ
                                                     ------------------
                                                   Mark H. Swartz
                                                   Executive Vice President --
                                                   Chief Financial Officer
                                                   (Principal Financial
                                                   and Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons on May 8, 1998 in the capacities indicated below.

     Signature                        Title
     ---------                        -----


          *                   Chairman   of  the   Board,   President,   Chief
----------------------        Executive   Officer  and   Director   (Principal
L. Dennis Kozlowski           Executive Officer)



          *                   Director
----------------------
Michael A. Ashcroft


          *                   Director
----------------------
Joshua M. Berman


          *                   Director
----------------------
Richard S. Bodman


          *                   Director
----------------------
John F. Fort


          *                   Director
----------------------
Stephen W. Foss



          *                   Director
----------------------
Richard A. Gilleland



          *                   Director
----------------------
Philip M. Hampton


          *                   Director
----------------------
James S. Pasman, Jr.



          *                   Director
----------------------
W. Peter Slusser




  /s/ MARK H. SWARTZ          Executive  Vice  President  and Chief  Financial
----------------------        Officer  (Principal   Financial  and  Accounting
Mark H. Swartz                Officer)



          *                   Director
----------------------
Frank E. Walsh, Jr.


By:   /s/ MARK H. SWARTZ
      ------------------
Mark H. Swartz
Attorney-in-Fact